SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT

July 8, 2003

(Date of earliest event reported)

Commission File Number	Exact name of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
0-22164	RFS Hotel Investors, Inc. A Tennessee Corporation 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1534743

333-84334	RFS Partnership, L.P. A Tennessee Partnership 850 Ridge Lake Boulevard, Suite 300 Memphis, Tennessee 38120 Telephone (901) 767-7005	62-1541639

This combined Form 8-K is filed separately by two registrants: RFS Hotel Investors, Inc., issuer of publicly traded common stock on the New York Stock Exchange, and RFS Partnership, L.P., issuer of public debt. Information contained herein relating to either individual registrant is filed by such registrant solely on its own behalf.  Each registrant makes no representation as to information relating exclusively to the other registrant.

ITEM 5.  OTHER EVENTS

On July 8, 2003, RFS Hotel Investors, Inc. (the “Company”) issued a press release announcing that at its Special Meeting of Shareholders held earlier that day, shareholders approved the Company’s proposed merger with CNL Hospitality Properties, Inc.  The closing of the merger is subject to other customary closing conditions.  Assuming all other conditions to closing are satisfied or waived, the Company anticipates that the merger will close on or about July 10, 2003.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The press release contains information applicable to RFS Partnership, L.P., accordingly, this report is also being provided on behalf of such registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, thereto duly authorized.

RFS HOTEL INVESTORS, INC. RFS PARTNERSHIP, L.P. Registrants

/s/ Dennis M. Craven
Dennis M. Craven, Vice President & Chief Accounting Officer
Date: July 8, 2003	(Principal Accounting Officer)